UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement, Convertible Promissory Note and Warrant with Auctus Fund, LLC.

On October 24, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Auctus SPA”) with Auctus Fund, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company agreed to issue to the Investor a 12% secured convertible promissory note (the “Auctus Note”) in the aggregate principal amount of $225,000 in exchange for a purchase price of $225,000.

Pursuant to the Auctus SPA, the Company agreed to pay the Investor $20,000 to cover the Investor’s due diligence expenses incurred in connection with the SPA and Auctus Note, which is to be offset against the proceeds of the Auctus Note. The Auctus Note was funded on October 31, 2019, when the Company received proceeds of $192,927, after disbursements for the Company and lender transaction costs, fees and expenses of $12,073 to cover transactional expenses in connection with the sale of the Auctus Note, which were included in the principal amount of the Auctus Note. The proceeds will be used by the Company for working capital, redemption of certain convertible notes and other general corporate purposes. Pursuant to the SPA, the Company agreed not to conduct any equity financing (or debt financing with an equity component) (the “Future Offering”), other than excepted issuances as set forth in the SPA, during the period beginning on the closing date of the SPA and ending 12 months following such date, without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Auctus Note matures on October 24, 2020. Additionally, the Company agreed, pursuant to the Auctus Note, that so long as any funds are owed by the Company under the Auctus Note, that the Company will not incur “indebtedness,” as such term is defined in the Note, that is senior to the Note.

The Auctus Note is convertible into shares of the Company’s common stock, $0.001 par value per share, at any time beginning from the issuance date of the Auctus Note, at a conversion price equal to the lesser of (i) $0.05, and (ii) 58% of the average of the 2 lowest trading prices during the 20 trading days prior to the conversion date. The conversion price of the Auctus Note is subject to proportional adjustment in the event of stock splits, stock dividends, rights offerings by us relating to our securities or the securities of any our subsidiaries, combinations, recapitalization, reclassifications, extraordinary distributions, and similar events. The Auctus Note contains a beneficial ownership limitation providing that the Investor may not convert the Auctus Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates.

We may prepay in full the unpaid principal and interest on the Auctus Note in 90, 180, 210, 240, 270, 300, or 330 days following the issue date, through 1 business day prior to the maturity date. The pre-payment amount is based on the then-outstanding principal at the time of payment plus accrued and unpaid interest multiplied by 120%, 130%, 135%, 140%, 145%, 150%, 155% and 160% respectively. After the date which is one business day prior to the maturity date, the Company shall have no right of prepayment.

In connection with the Auctus Note, and pursuant to the SPA, the Company agreed to issue to the Investor, a warrant (the “Auctus Warrant”) to purchase 3,750,000 shares of the Company’s common stock as a commitment fee. The Warrant has a term of five (5) years and an exercise price of $0.03, subject to adjustments.

The foregoing descriptions of the Auctus SPA, the Auctus Note, and the Auctus Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Convertible Promissory Note with Carebourn Capital, L.P.

On October 24, 2019, the Company entered into a securities purchase agreement (the “Carebourn SPA”) with Carebourn Capital, L.P., a Delaware limited liability partnership (“Carebourn”), pursuant to which the Company agreed to issue to Carebourn a 12% secured convertible promissory note, (the “Carebourn Note”) in the aggregate principal amount of $248,400 in exchange for a purchase price of $248,400. The Note bears interest at the rate of 12% per annum and is due and payable on October 25, 2020. The Carebourn Note had an original issue discount of $32,400. The Carebourn Note was funded on October 25, 2019, when the Company received proceeds of $200,000, after disbursements for the lender’s transaction costs, fees and expenses of $16,000 to cover Carebourn’s transactional expenses in connection with the sale of the Carebourn Note, which were included in the principal amount of the Carebourn Note. Periodic payments are due by us on the Carebourn Note at the rate of $250 per day via direct withdrawal from our bank account. The proceeds of the Carebourn Note will be used by the Company for working capital, redemption of certain convertible notes and other general corporate purposes.

The Carebourn Note provides for standard and customary events of default such as failing to timely make payments under the Carebourn Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the Carebourn Note, we are required to pay Carebourn liquidated damages in addition to the amount owed under the Note.

The principal amount of the Carebourn Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time following the date the Carebourn Note was issued. The conversion price of the Carebourn Note is equal to 60% of the lowest price quoted on the OTC Markets for the Company’s common stock during the 25 trading days prior to the conversion date. The conversion price of the Carebourn Note is subject to proportional adjustment in the event of stock splits, stock dividends, rights offerings by us relating to our securities or the securities of any our subsidiaries, combinations, recapitalization, reclassifications, extraordinary distributions, and similar events. The Carebourn Note contains a beneficial ownership limitation, waivable by Carebourn, providing that Carebourn may not convert the Carebourn Note to the extent that such conversion would result in Carebourn’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by Carebourn and its affiliates.

We may prepay in full the unpaid principal and interest on the Carebourn Note, with at least 3 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the Carebourn Note together with accrued interest thereon; and (b) any time beginning on the 181st day after the issuance date and ending on the 364th day after the issuance date, by paying 150% of the principal amount of the Carebourn Note together with accrued interest thereon. After the expiration of the 364th day after the issuance date, we have no right of prepayment.

In the event we receive any third party offer to provide us funding while the note is outstanding, we are required to offer Carebourn a right of first refusal to provide such funding on the terms offered by the third party. We also agreed that if we provide any financing source more favorable terms than Carebourn under the note while the note is outstanding that the Carebourn note would, at the option of Carebourn, be amended to include such more favorable terms.

The foregoing descriptions of the Carebourn SPA and the Carebourn Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company will utilize approximately $200,000 of the proceeds received from the Auctus and Carebourn Notes to redeem and pay in full convertible notes that would have been eligible to convert to free trading stock within the first week of November.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On October 18, 2019, the Company issued 4,092,072 shares of common stock to Carebourn Capital, L. P. (“Carebourn”) in partial satisfaction of its obligations under, and the holder’s election to convert a $18,250.64 portion of, the Company’s convertible promissory note issued to Carebourn on August 29, 2018.

On October 18, 2019, the Company issued 4,354,298 shares of common stock to Auctus Fund LLC (“Auctus”) in partial satisfaction of its obligations under, and the holder’s election to convert a $14,159 principal portion, $1,103 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

On October 21, 2019, the Company issued 2,430,000 shares of common stock to Crown Bridge Partners, LLC (“Crown Bridge”) in partial satisfaction of its obligations under, and the holder’s election to convert a $9,625 principal portion and $500 of fees of, the Company’s convertible promissory note issued to Crown Bridge on February 5, 2019.

On October 21, 2019, the Company issued 2,610,300 shares of common stock to More Capital, LLC (“More”) in the final satisfaction of its obligations under, and the holder’s election to convert a $7,206 principal portion and $5,324 of accrued interest of, the Company’s convertible promissory note issued to More on August 29, 2018. The More note is now paid in full.

On October 28, 2019, the Company issued 4,897,000 shares of common stock to Auctus in partial satisfaction of its obligations under, and the holder’s election to convert a $12,955 principal portion, $1,529 interest portion and $500 of fees of, the Company’s convertible promissory note issued to Auctus on November 15, 2018.

These issuances of these shares of Company common stock were made in reliance on the exemption from registration provided by Sections 3(a)(9), 4(a)(1) and 4(a)(2) of the Securities Act as the common stock was issued in exchange for debt securities of the registrant held by each shareholder for the requisite holding period, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, there was no general solicitation, and the transactions did not involve a public offering.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02. The issuances of the Auctus Note and the Carebourn Note were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or upon Rule 506(b) of Regulation D promulgated under the Securities Act of 1933 as there was no general solicitation, and the transactions did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Agreement

On October 23, 2019, Thomas McLeer resigned from his position as a member of the Board of Directors and as the Chief Operating Officer of the Company. Mr. McLeer’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of the resignation letter from Mr. McLeer to the Company dated October 23, 2019, is filed herewith as Exhibit 17.1.

On October 23, 2019, the Company entered into an Agreement (the “Agreement”) with Thomas McLeer pursuant to which the Company confirmed and agreed to settle amounts owed to Mr. McLeer by the Company. Pursuant to the Agreement, within 72 hours of the Company’s receiving funds in any capital raise, whether in equity or debt subsequent to the date of the Agreement (a “Funding”), the Company agreed to pay Mr. McLeer an amount equal to 5% of the net proceeds received by the Company in a Funding, excluding a Funding that is used for the payment of existing convertible note debt. Pursuant to the Agreement, the Company and Mr. McLeer agreed to release each other from certain claims pursuant to the terms set forth therein.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2019, the Company filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State, pursuant to which the Company increased the authorized shares of capital stock of the Company to 2,500,000,000, consisting of 2,490,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”), with the Preferred Stock issuable in such series, and with such designations, rights and preferences, as the Board of Directors may determine from time to time.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation as filed with the Nevada Secretary of State on October 29, 2019.*
10.1	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Auctus Fund, LLC dated October 24, 2019.*
10.2	Convertible Promissory Note issued to Auctus Fund, LLC by Ozop Surgical Corp. dated October 24, 2019.*
10.3	Warrant issued by Ozop Surgical Corp. to Auctus Fund, LLC dated October 24, 2019.*
10.4	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Carebourn Capital, L.P. dated October 24, 2019.*
10.5	Convertible Promissory Note entered into between Ozop Surgical Corp and Carebourn Capital, L.P.*
10.6	Agreement between Ozop Surgical Corp. and Thomas McLeer dated October 23, 2019.*
17.1	Resignation Letter from Thomas McLeer Dated October 23, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: October 31, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer